Exhibit 99

BLACK HILLS CORPORATION ANNOUNCES THIRD QUARTER 2004 EARNINGS RANGE,
RECENT TREASURY TRANSACTIONS AND NEXT CONFERENCE CALL

RAPID CITY, SD—October 22, 2004—Black Hills Corporation (NYSE:BKH) today announced that income from continuing operations for the three-month period ended September 30, 2004 would be approximately $0.50 to $0.54 per share. Income from continuing operations was $0.54 per share in 2003.

RECENT TREASURY TRANSACTIONS

        On October 21, 2004, the Company called in entirety its Series AB, $45 million 8.3% First Mortgage Bonds issued by Black Hills Power, Inc. The bonds had a maturity date of 2024.

        On September 30, 2004, a one-year $150 million credit facility was renewed for Enserco Energy Inc., the Company’s natural gas marketing subsidiary.

        On August 31, 2004, the Company effected a call on its $5.85 million 6.7% Pollution Control Revenue Bonds issued through Lawrence County, South Dakota, on behalf of Black Hills Power, Inc. The bonds had a maturity date of 2010.

EARNINGS RELEASE AND CONFERENCE CALL INFORMATION

        The Company will issue its third quarter 2004 earnings release on Tuesday, November 9, 2004.

        A conference call will be held on Wednesday, November 10, 2004, beginning at 11:00 a.m. Eastern Standard Time to discuss financial and operating performance. The conference call will be open to the public. The call can be accessed by dialing, toll-free, (888) 273-9890. When prompted, indicate that you wish to participate in the “Black Hills Quarterly Earnings Conference Call.” A replay of the conference call is available through November 17, 2004 by dialing (800) 475-6701 (USA) or (320) 365-3844 (international). The access code is 751672.

ABOUT BLACK HILLS CORPORATION

        Black Hills Corporation (www.blackhillscorp.com) is a diverse energy and communications company. Black Hills Energy, the wholesale energy unit, generates electricity, produces natural gas, oil and coal, and markets energy; Black Hills Power is our electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, a broadband communications company, offers bundled telephone, high speed Internet, and cable entertainment services.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this release include “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statement in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills’ business. However, whether actual results and developments will conform to Black Hills’ expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things:

•	The amount and timing of capital deployment in new investment opportunities;

•	The timing of production from oil and gas development facilities, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of building, environmental and other permits, and the availability of specialized contractors, work force, equipment, and prices of and demand for our products;

•	General economic and political conditions, including tax rates or policies and inflation rates;

•	Our use of derivative financial instruments to hedge commodity and interest rate risks;

•	The creditworthiness of counterparties to trading and other transactions, and defaults on amounts due from counterparties;

•	The amount of collateral required to be posted from time to time in our transactions;

•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;

•	The timing and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost of transportation of commodities, and demand for our services, all of which an affect our earnings, liquidity position and the underlying value of our assets;

•	Weather and other natural phenomena;

•	The extent of success in connecting natural gas supplies to gathering and processing systems;

•	Industry and market changes, including the impact of consolidations and changes in competition;

•	The effect of accounting policies issued periodically by accounting standard-setting bodies;

•	The cost and effects on our business, including insurance, resulting from terrorist actions or responses to such actions;

•	Capital market conditions, including price risk due to marketable securities held as investments in benefit plans; and

•	Other factors discussed from time to time in our filings with the SEC.

        New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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